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                           [ARTHUR ANDERSEN LLP LETTERHEAD]


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, which includes an explanatory paragraph that describes an uncertainty with respect to the Company's ability to continue as a going concern, as discussed in
Note 1 to the financial statements (and to all references to our Firm) included in or made a part of this registration statement.




                                                 /s/ Arthur Andersen LLP
                                                 -----------------------------
                                                 ARTHUR ANDERSEN LLP


Orange County, California
October 14, 1996